Exhibit 99.1

Five Key Reasons to Vote "FOR" Ethan Allen's Nominees

Ethan Allen has Built the Foundation for Profitable & Sustainable Growth by Repositioning its Business while Preserving Financial Strength

	THE REASON	WHY IT MATTERS	PROOF POINT
1	**A Differentiated Business with Financial Discipline**	500+ interior designers, Company-owned North American manufacturing and white-glove logistics run as one debt-free system.	**58%+** gross margin, five straight fiscal years
2	**A Platform Positioned For Growth**	Repositioning is substantially complete. Five new design centers planned for FY2027, a nearly doubled product assortment and record close rates.	**$5,353** FY26 avg. order value, up from $4,635
3	**Capacity to Invest and Return Capital**	An annual dividend every year since 1996, while retaining ~$85M after the $76M ($3.00 per share) special dividend to fund FY2027 investments.	**$768M** cash dividends since going public in 1993
4	**An Orderly CEO Succession**	A search led by all four independent directors and a national search firm, evaluating internal and external candidates.	**June 30, 2027** publicly committed date to announce the next CEO
5	**Growth Execution and Defined CEO Transition**	Our nominees combine directly relevant expertise with firsthand knowledge of the business. They are overseeing investments already underway and an independent CEO search, while DGB proposes replacing the entire Board and immediately appointing an interim CEO.	**5 of 5** Board seats DGB is seeking to replace

Vote FOR ONLY Ethan Allen's five nominees on the BLUE proxy card

For more information visit: www.VoteEthanAllen.com

Our Nominees Bring the Necessary Experience to Oversee Ethan Allen's Strategy



M. Farooq Kathwari
Chairman, President & CEO

OPERATIONS AND CONTINUITY

Direct operating knowledge; continuity through transition

- Global operations
- Manufacturing
- Retail and brand building
- Logistics and delivery



David M. Sable
Lead Independent Director

BRAND AND DIGITAL

Built brands at VMLY&R; on American Eagle Outfitters Board; Vice Chair at Stagwell Global

- Brand building
- Digital, e-commerce and cybersecurity oversight
- Governance



Maria Eugenia Casar
Independent Director

OPERATIONS, FINANCE AND RISK

Oversaw WFP operations; former UN CFO; Audit chair

- Financial oversight
- Capital and governance
- Global operations
- Sustainability



Tara Stacom
Independent Director

DESIGN-CENTER REAL ESTATE AND SITE STRATEGY

Site strategy; complex leasing, sales and corporate-finance deals

- Real Estate
- Digital, e-commerce and cybersecurity oversight
- Capital and governance
- Global operations



Cynthia Ekberg Tsai
Independent Director

CAPITAL ALLOCATION AND GOVERNANCE

Capital allocation and technology; chairs the succession committee

- Capital and governance
- Financial oversight
- Digital, e-commerce and cybersecurity oversight
- Global operations

4 of 5 Four of five nominees are independent.

3 of 4 Three of four independent directors joined in the past five years.

6 years Average independent-director tenure is six years.

Ethan Allen's Board oversees a vertically integrated business

Design → Retail → Manufacture → Logistics

Douglas G. Bergeron Former CEO, VeriFone	Has never run a company that manufactures what it sells	**$95M** VeriFone settlement of a shareholder suit alleging securities fraud; he resigned three weeks after a 2013 quarterly shortfall[1,2,3]
Anna Brockway Former President, Chairish	Owns neither the goods it lists nor the means to produce them	**-$0.4M** 2024 adjusted EBITDA on $51.2M of revenue (both unaudited), as disclosed by its acquirer[1,4]
Stefanie Tsen Ward Former Chief Integrated Retail & Customer Officer, Neiman Marcus	Buys and resells other companies' products	**Chapter 11** Bankruptcy filed earlier this year by Saks Global, which acquired Neiman Marcus
Stephen Oblak Former Chief Commercial Officer, Wayfair (2021–2023)	Competes on price and shipping speed	**-82.7%** Wayfair 2022 TSR vs. –31.7% for its peer group; revenue fell to $12.2B with a $1.33B net loss[1,8,9]
Kristine E. Miller Board service: Grove Collaborative, Cable One	Lacks owned-manufacturing and designer-led home furnishings experience	**-33%** Grove revenue, 2023–2025; Cable One TSR of –50.9% vs. –23.3% for peers, 2019–2022[1,5,6,7]

DGB's slate lacks the manufacturing and global logistics expertise Ethan Allen's vertically integrated model requires.

Sources: (1) DGB definitive proxy statement, nominee biographies and election effect; (2) VeriFone first quarter preliminary results, February 20, 2013; (3) VeriFone Form 8-K, March 2013; (4) Auction Technology Group announcement of Chairish acquisition, August 2025; (5) Grove Collaborative 2023 annual report; (6) Grove Collaborative 2025 annual report; (7) Cable One 2023 proxy statement, pay versus performance table; (8) Wayfair 2023 annual report; (9) Wayfair 2024 proxy statement, pay versus performance table

ETHAN ALLEN